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Exhibit 23.1

[Stark Winter Schenkein & Co., LLP Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form SB-2 of our report dated March 15, 2006, relating to the consolidated financial statements of Gold Resource Corporation as of December 31, 2005 and for the years ended December 31, 2004 and 2005 and the period August 24, 1998 (inception) to December 31, 2005, and the reference to our firm as experts in the prospectus which is a part of the registration statement.

/s/ Stark Winter Schenkein & Co., LLP

May 12, 2006
Denver, Colorado

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM